Exhibit 16.1

                              MOEN AND COMPANY LLP
                              CHARTERED ACCOUNTANTS

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
Member:                                                                                               Securities Commission Building
Canadian Institute of Chartered Accountants                                                             PO Box 10129, Pacific Centre
Institute of Chartered Accountants of British Columbia                                          Suite 1400 - 701 West Georgia Street
Institute of Management Accountants (USA) (From 1965)                                                    Vancouver, British Columbia
Chairman's Circle - Asia Pacific Business Network (APBN)                                                              Canada V7Y 1C6

Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)                                                    Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)                                                                      Fax: (604) 662-8809
Canada - British Columbia Public Practice Licence
                   ----                                                                               Office Email: moenca@telus.net
Principal - Charter - 41st Year Anniversary                                                           Audit Email: auditca@telus.net
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November 4, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs:

We were previously principal accountants for Manu Forti Group, Inc. and we reported on the financial statements of Manu Forti Group, Inc. as of and for the years ended March 31, 2005 and 2004. On October 20 2005, our appointment as principal accountants was terminated. We have read Manu Forti Group Inc.'s statements included under Item 4.01 of its Form 8-K dated October 21, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Manu Forti's statement that Bedinger & Company was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.


Yours very truly,
MOEN AND COMPANY


"Moen and Company" ("Signed")
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